MIDDLESEX WATER ACQUIRES TWIN LAKES WATER
SERVICES, INC. IN SHOHOLA, PENNSYLVANIA

ISELIN, NJ (November 5, 2009) Middlesex Water Company (NASDAQ Global Select  Market: MSEX), a provider of water and wastewater services today announced it has acquired the assets of Twin Lakes Water Services, Inc., which serves approximately 330 people in Shohola, Pennsylvania in the northeastern part of the state.

“This acquisition is but one example of opportunities for profitable growth beyond our core New Jersey and Delaware operations,” said Middlesex President & CEO Dennis W. Doll. “Twin Lakes is a transaction that is consistent with our focus on paying reasonable prices for systems that can yield a fair return for our shareholders. The residents will benefit from additional capital investments we will make to improve overall service quality and with our further focus on keeping rates affordable,” added Doll.

About Middlesex Water Company
Middlesex Water Company, organized in 1897, provides regulated and unregulated water and wastewater utility services in New Jersey and Delaware through various subsidiary companies. For additional information regarding Middlesex Water Company visit our website at www.middlesexwater.com or call (732) 634-1500.

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Contact:
Bernadette Sohler, Vice President – Corporate Affairs
Middlesex Water Company
1500 Ronson Road
Iselin, New Jersey 08830
(732) 638-7549
www.middlesexwater.com